UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2025
Ares Industrial Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Tabor Center,
1200 Seventeenth Street, Suite 2900
Denver, CO 80202
(Address of principal executive offices)
(303) 228-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Ares Industrial Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value (“NAV”), our assets and portfolio.
Most Recent Transaction Price and Net Asset Value Per Share
January 1, 2026 Transaction Price
The transaction price for each of our share classes is equal to such share class’s NAV per share as of November 30, 2025. A calculation of the NAV per share is set forth below.
November 30, 2025 NAV Per Share
Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.areswms.com/solutions/aireit and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to helping us administer the valuation and review process for the real properties in our portfolio, providing monthly real property appraisals and valuations for certain of our debt-related assets, reviewing annual third-party real property appraisals, reviewing the internal valuations of loans (“DST Program Loans”) provided to certain investors in our program to raise capital in private placements exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, through the sale of beneficial interests (“DST Interests”) in specific Delaware statutory trusts holding real properties, including properties currently indirectly owned by our operating partnership (the “DST Program”), and debt-related liabilities performed by Ares Commercial Real Estate Management LLC (our “Advisor”), providing quarterly valuations of our properties subject to master lease obligations associated with the DST Program, and assisting in the development and review of our valuation procedures.
As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be or were held directly or indirectly by the Advisor, our former sponsor, members or affiliates of our former sponsor, and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.
The following table sets forth the components of Aggregate Fund NAV as of November 30, 2025 and October 31, 2025:

	As of
(in thousands)	November 30, 2025	October 31, 2025
Investments in industrial properties	$9,411,250	$9,388,700
Investments in unconsolidated joint venture partnerships	14,245	14,225
Investments in real estate debt and securities	681,983	551,679
DST Program Loans	76,976	74,087
Cash and cash equivalents	77,021	68,800
Restricted cash	9,426	9,505
Other assets	87,858	87,064
Line of credit, term loans and mortgage notes	(4,651,924)	(4,506,926)
Secured financings on investments in real estate debt securities	(73,034)	(79,127)
Financing obligations associated with our DST Program	(760,659)	(738,378)
Other liabilities	(128,452)	(140,909)
Accrued performance participation allocation	—	—
Accrued fixed component of advisory fee	(5,753)	(5,715)
Aggregate Fund NAV	$4,738,937	$4,723,005
Total Fund Interests outstanding	361,953	360,946

The following table sets forth the NAV per Fund Interest as of November 30, 2025 and October 31, 2025:

(in thousands, except per Fund		Class T-R	Class D-R	Class I-R	Class S-PR	Class D-PR	Class I-PR
Interest data)	Total	Shares	Shares	Shares	Shares	Shares	Shares	OP Units
As of November 30, 2025
Monthly NAV	$4,738,937	$976,924	$236,456	$2,104,174	$175,734	$585	$122,191	$1,122,873
Fund Interests outstanding	361,953	74,616	18,060	160,714	13,422	45	9,333	85,763
NAV Per Fund Interest	$13.0927	$13.0927	$13.0927	$13.0927	$13.0927	$13.0927	$13.0927	$13.0927
As of October 31, 2025
Monthly NAV	$4,723,005	$985,321	$237,562	$2,105,023	$162,141	$384	$109,057	$1,123,517
Fund Interests outstanding	360,946	75,301	18,155	160,872	12,391	29	8,335	85,863
NAV Per Fund Interest	$13.0851	$13.0851	$13.0851	$13.0851	$13.0851	$13.0851	$13.0851	$13.0851
Under U.S. generally accepted accounting principles (“GAAP”), we record liabilities for ongoing distribution fees that we estimate we may pay in future periods for the Fund Interests. As of November 30, 2025, we estimated approximately $124.8 million of ongoing distribution fees were potentially payable. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.
We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to make exceptions to, modify or suspend our share redemption program at any time. Our NAV generally does not reflect the potential impact of exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.
Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.
The valuations of our real properties as of November 30, 2025, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties, were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table:

Weighted-
Average Basis
Exit capitalization rate	5.7%
Discount rate / internal rate of return	7.3%
Average holding period (years)	10.1
A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties:

			Increase
			(Decrease) to
	Hypothetical		the Fair Value of
Input	Change		Real Properties
Exit capitalization rate (weighted-average)	0.25%	decrease	3.0%
	0.25%	increase	(2.8)%
Discount rate (weighted-average)	0.25%	decrease	2.0%
	0.25%	increase	(2.0)%

Distributions
We authorized monthly gross distributions for each class of shares of our common stock in the amount of $0.05250 per share for the month of November 2025. These distributions were paid to all stockholders of record as of the close of business on November 28, 2025, net of, as applicable, distribution fees that are payable monthly with respect to certain classes of shares of our common stock.
Update on Our Assets and Activities
As of November 30, 2025, we directly owned and managed a real estate portfolio that included 263 industrial buildings totaling approximately 56.4 million square feet located in 31 markets throughout the U.S. and was 90.6% occupied (91.2% leased).
As of November 30, 2025, our leverage ratio was approximately 46.0% (calculated as outstanding principal balance of our borrowings, including secured financings on investments in real estate debt securities, less cash and cash equivalents, divided by the fair value of our real property, net investments in unconsolidated joint venture partnerships and investments in real estate debt and securities not associated with the DST Program, as determined in accordance with our valuation procedures).
Quarter-to-date through November 30, 2025, we raised gross proceeds of approximately $116.1 million, including proceeds from our distribution reinvestment plan and the sale of DST Interests (including $8.5 million of DST Interests financed by DST Program Loans). The aggregate dollar amount of common stock and OP Unit redemptions requested for October and November, which were redeemed in full on November 1, 2025 and December 1, 2025, respectively, was $41.4 million.
Update to Our Net Asset Value Calculation and Valuation Procedures
In December 2025, our board of directors amended our Net Asset Value Calculation and Valuation Procedures (the “Valuation Procedures”) in order to, among other things, clarify and expand the descriptions of certain of the procedures followed in the calculation of the NAV with respect to the valuation our liabilities and our unconsolidated investments. The Valuation Procedures were also amended to reflect that if assets and liabilities are denominated in a foreign currency, the balances are translated into U.S. dollars as of each reporting date, which may result in gains or losses on such investments.
The new Valuation Procedures have been filed as Exhibit 99.2 hereto, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
99.1	Consent of Altus Group U.S. Inc.
99.2	Net Asset Value Calculation and Valuation Procedures.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
Forward-Looking Statements
This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of increased inflation, changes in interest rates, developments related to tariffs and trade policies and the resulting impacts on market volatility and global trade, the conflict between Russia and Ukraine, and/or the ongoing conflict in the Middle East on our financial condition and results of operations being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

December 15, 2025	By:	/s/ TAYLOR M. PAUL
		Name:	Taylor M. Paul
		Title:	Managing Director, Chief Financial Officer and Treasurer